Exhibit 10.59

VIISAGE TECHNOLOGY, INC.

MANAGEMENT STOCK OPTION AGREEMENT

Management Stock Option Terms and Conditions

(Nonqualified)

1. Option Price. The price to be paid for each share of common stock of the Company, $.001 par value (each, a “Share”), issued upon exercise of the whole or any part of this Option, is the Option Price per Share set forth on the stock option certificate to which these terms and conditions have been attached (the “Certificate”).

2. Exercise Schedule. This Option shall vest in accordance with the Exercise Schedule set forth on the Certificate, subject to acceleration pursuant to Section 11 below, all as administered by the Committee described in Section 10 below in its sole discretion. The Option is exercisable only for Shares that have vested as described above and may not be exercised as to any Shares after the Expiration Date set forth on the Certificate or after any earlier termination of the Option in accordance with this Agreement.

3. Method and Terms of Exercise.

(a) Notice of Exercise. To exercise this Option, the Optionholder shall deliver written notice of exercise to the Treasurer of the Company specifying the number of shares with respect to which the Option is being exercised accompanied by payment of the Option Price for such Shares.

(b) Payment. Payment shall be made by (i) cash; (ii) certified check, (iii) if permitted by vote of the Committee, and subject to Section 3(f) hereof, by delivery and assignment to the Company of Shares previously owned by the Optionholder for more than six months and having a value equal to the Option Price; (iv) if permitted by vote of the Committee, and if permitted by applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of unrestricted Shares acquired upon exercise to pay for all of the Shares so acquired and any tax withholding obligation resulting from such exercise, and an authorization to the broker or selling agent to pay that amount to the Corporation; or (v) by a combination of (i), (ii), (iii) and (iv). The value of the Company stock for purposes of the foregoing clause (iii) shall be its fair market value as of the date the Option is exercised, as determined in accordance with procedures to be established by the Committee. Optionholder’s election to request payment in any manner other than that described in clause (i) or (ii) above shall be made in writing on or before the applicable exercise date and (subject to approval by the Committee) shall be irrevocable by the Optionholder, unless any such method of exercise would result in a loss of exemption under or violate Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision, as applicable to the Company at the time (“Rule 16b-3”).

(c) Reload Options. Reload Options, as defined in the Plan, have been authorized with respect to this Option. Accordingly, (a) if any portion of this Option is permitted to be exercised under Subsection 3(b)(iii) above or if any withholding tax obligation is permitted to be paid under the second sentence of Section 9 below, in either case at a time when the Optionholder is employed by the Company (or, to the extent applicable under Section 8 below, by a Designated Employer as provided therein), and (b) if the Option Price or such withholding tax is paid by assignment and delivery of Shares that have been owned by the Optionholder for a period of more than six months, then Reload Options for the Shares so assigned and delivered shall be issued as provided in and subject to the terms and conditions of the Plan.

(d) Delivery of Shares. Promptly following notice of exercise and payment, the Company will deliver to the Optionholder a certificate representing the number of Shares with respect to which the Option has been exercised.

(e) Compliance and Registration. If said Shares are not at that time effectively registered under the Securities Act of 1933, as amended, the Optionholder shall include with such notice a letter, in form and substance satisfactory to the Company, confirming that the Shares are being purchased for the Optionholder’s own account for investment and not with a view to distribution. The issuance or delivery of any Shares hereunder may be postponed by the Committee for such period as may be required to comply with any applicable requirements under the federal securities laws, any applicable listing requirements of the Nasdaq National Market or any national securities exchange or any requirements under any law or regulation applicable to the issuance or delivery of such Shares. The Company shall not be obligated to issue or deliver any such Shares if the issuance or delivery thereof would constitute a violation of any provision of any law or of any applicable regulation of any governmental authority, the Nasdaq National Market or any national securities exchange; but the Company shall exercise its reasonable efforts to cause the Shares that are the subject of the Option to be effectively registered on Form S-8 (or any successor form) under the Securities Act of 1933, as amended, and for so long as the Company shall be subject to the reporting requirements of the Exchange Act, to exercise its reasonable efforts to keep such registration in effect.

(f) Withheld Shares — Rule 16b-3. Any election made by the Optionholder, if then subject to Section 16 of the Exchange Act, to make payment of any portion of a tax withholding obligation with respect to any Option exercise by withholding or assignment of Shares or to make payment of any portion of an exercise price by assignment of Shares shall be subject to any then-applicable requirements of Rule 16b-3 and other applicable rules under Section 16 of the Exchange Act.

4. Rights as a Stockholder or Employee. The Optionholder shall not have any rights in respect of Shares to which the Option has not been exercised as provided above. The Optionholder shall not have any rights to continued employment by the Company or its affiliates by virtue of the issuance of this Option.

5. Stock Dividends; Stock Splits; Recapitalization. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company’s capitalization, or other distribution with respect to holders of the Company’s common stock other than normal cash dividends, automatic adjustment shall be made in the number and kind of shares as to which the then unexercised portion of the Option shall be exercisable, to the end that the proportionate interest of the Optionholder shall be maintained as before the occurrence of such event. Such adjustment shall be made without change in the total price applicable to the unexercised portion of the Option and with a corresponding adjustment in the Option price per Share.

6. Merger; Sale of Assets; Dissolution. In the event of a change of the Shares resulting from a merger or similar reorganization as to which the Company is the surviving corporation, or the formation of a holding company, the Committee will adjust the number and kind of shares subject to this Option and the exercise price hereunder to prevent substantial dilution or enlargement of the rights available or granted hereunder. If the Company shall be a party to a merger or a similar reorganization after which the Company will not survive, or if there will be a sale of substantially all the Common Stock of the Company or a sale of all or substantially all of the assets of the Company, the Committee, in its discretion, may declare (a) that the Option shall terminate on a date not less than 30 days after the date notice of such termination is given to the holder hereof unless theretofore exercised (but if the Committee determines that 30 days’ notice would be disruptive to the reorganization transaction with respect to which such notice is given, then the Committee may give such shorter notice as the circumstances reasonably require, but in no event less than 10 days), (b) that the Option shall pertain to and apply, with appropriate adjustments as determined by the Committee, to the securities of the surviving or resulting corporation to which a holder of the number of Shares subject to this Option would have been entitled, or (c) that the Company or the surviving or resulting corporation will purchase the Option from the holder at a price per Share as to which the Option is outstanding, unexercised and vested equal to the difference between the price at which Shares of the Company are to be purchased or exchanged in the transaction and the Option Price.

7. Option Not Transferable. This Option is not transferable by the Optionholder otherwise than by will or the laws of descent and distribution, and is exercisable, during the Optionholder’s lifetime, only by the Optionholder. Notwithstanding the foregoing (but if Optionholder then is subject to Section 16 of the Exchange Act, only to the extent consistent with the requirements of Rule 16b-3 or other rules under Section 16 of the Exchange Act), this Option may be transferred pursuant to an order that would constitute a qualified domestic relations order as defined in the Internal Revenue Code of 1986, as amended (the “Code”), or Title I of the Employee Retirement Income Security Act or the rules thereunder.

8. Exercise of Option After Termination of Employment. If the Optionholder’s employment with (a) the Company or (b) a corporation (or parent or subsidiary corporation of such corporation) issuing or assuming a stock option in a transaction to which section 424(a) of the Code applies (a “Designated Employer”), is terminated for any reason, then the Option may be exercised for a period of ninety days (or in the case of death or disability, for a period of one year) after such termination of employment, but only to the extent that the Option shall have been vested in accordance with the terms and conditions hereof on the date of such termination, and upon the expiration of such ninety-day period following termination (or in the case of termination by death or disability, upon the expiration of such one-year period following termination), the Option immediately shall expire and may not be exercised. Any portion of the Option that is not vested on the date when employment with the Company or a Designated Employer terminates immediately shall expire on the date of employment termination and may not be exercised. Further, no rights under the Option may be exercised after the Expiration Date.

9. Payment of Taxes. The Optionholder shall pay to the Company, or make provision satisfactory to the Company for payment, of all applicable federal, state and local income and employment act withholding obligations. Such tax obligations may be paid in whole or in part, to the extent permitted under Section 3(f) hereof and if the Committee so approves: (i) by electing to have Shares withheld having a value equal to the amount to be so satisfied (but not in an amount exceeding the minimum statutory withholding requirement applicable to such exercise), or (ii) by assigning and delivering to the Company Shares previously owned by the Optionholder and having a value equal to the amount to be so satisfied (but unless such Shares have been owned by the Optionholder for more than six months, not in an amount exceeding the minimum statutory withholding requirement applicable to such exercise). The value of Shares to be withheld or assigned shall be determined based on the fair market value of the Shares on the date the amount of tax to be withheld is to be determined. The Company, its parent and subsidiaries may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Optionholder.

10. Administration. The Option is issued and this Agreement has been made pursuant and subject to the terms and conditions of the Company’s 1996 Management Stock Option Plan, as amended from time to time. The Option and this Agreement shall be administered by a committee of two or more members of the Board of Directors of the Company appointed by said Board (the “Committee”) pursuant to the Plan. The Committee shall have full power to construe and interpret the Option, this Agreement (which includes the Certificate and these Management Stock Option Terms and Conditions) and the Plan, and to establish, amend and rescind rules and regulations for its and their administration. Any decisions of the Committee made with respect to any of the foregoing shall be final and binding on the Company, the Optionholder and all other persons.

11. Acceleration. Notwithstanding anything to the contrary herein, immediately upon the occurrence of a “Change in Control” (as defined below), the vesting of all Shares subject to the Option shall be fully accelerated such that the Option shall then be exercisable as to all Shares. For purposes hereof, “Change in Control” shall mean and shall be deemed to occur if any of the following occurs: (i) any Person is or becomes the beneficial owner of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding voting securities; or (ii) individuals comprising the Incumbent Board, or individuals approved by a majority of the Incumbent Board, cease for any reason to constitute at least a majority of the Board of Directors of the Company; or (iii) approval by the stockholders of the Company of a merger or consolidation of the Company, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than 50% of the combined voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company in which no Person acquires more than 50% of the Company’s then outstanding voting securities; or (iv) approval by the stockholders of the Company of (A) a complete or substantial liquidation or dissolution of the Company, or (B) the sale or other disposition of all or substantially all of the assets of the

Company. An underwritten public offering of common stock of the Company, including the completion of any sale of common stock pursuant to an underwriter’s over-allotment option, and any offering to employees pursuant to a registration statement on Form S-8 or other similar offering shall not be counted toward a Change in Control for purposes of this Agreement. For purposes of the foregoing: “Incumbent Board” shall mean those individuals who comprised the Board of Directors of the Company on the date hereof; and “Person” shall have the meaning used in Sections 13(d)(3) or 14(d)(2) of the Exchange Act, provided that, it shall not include Denis K. Berube, Joanna T. Lau, Lau Acquisition Corp., the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any entity owned by the stockholders of Lau Acquisition Corp.

12. Option Nonqualified. The Option shall be a nonstatutory option which is not intended to meet the requirements of Section 422 of the Code.

13. Surrender and Notation of Option. If and when the Option is exercised in its entirety, this Agreement and the Certificate shall be surrendered to the Company for cancellation. If and as the Option shall be exercised in part, or any change or adjustment shall be made to the Option as contemplated under this Agreement, this Agreement and the Certificate shall be delivered by the Optionholder to the Company for the purpose of making appropriate notation thereon, or of otherwise reflecting the partial exercise or the change or adjustment hereto.

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